Exhibit 99.1
STERLING CHEMICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Share Data)

	Three months ended March 31,
		2007 (As
	2008	Restated)
Revenues	$38,199	$32,715
Cost of goods sold	33,799	27,088

Gross profit	4,400	5,627

Selling, general and administrative expenses	2,418	2,298
Interest and debt related expenses	4,213	3,461
Interest income	(1,326)	(76)

Loss from continuing operations before income tax	(905)	(56)

Provision for income taxes	—	—

Loss from continuing operations	$(905)	$(56)
Income (loss) from discontinued operations, net of tax	(6,224)	2,725

Net income (loss)	$(7,129)	$2,669

Preferred stock dividends	4,271	3,049

Net loss attributable to common stockholders	$(11,400)	$(380)

Income (loss) per share of common stock attributable to common stockholders, basic and diluted:
Loss from continuing operations	$(1.83)	$(1.10)
Income (loss) from discontinued operations, net of tax	(2.20)	0.96

Basic and diluted loss per share	$(4.03)	$(0.14)

Weighted average shares outstanding:
Basic and diluted	2,828,460	2,828,460
The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in Thousands, Except Share Data)

	March 31,	December 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$170,459	$100,183
Accounts receivable, net of allowance of $49 and $39, respectively	11,713	29,157
Inventories, net	5,211	5,044
Prepaid expenses	2,027	3,129
Deferred tax asset	5,029	5,029
Assets of discontinued operations	1,807	71,754

Total current assets	196,246	214,296

Property, plant and equipment, net	76,678	77,677
Other assets, net	14,301	14,471

Total assets	$287,225	$306,444

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY IN ASSETS

Current liabilities:
Accounts payable	$12,248	$13,715
Accrued liabilities	26,038	30,289
Liabilities of discontinued operations	43	4,028

Total current liabilities	38,329	48,032

Long-term debt	150,000	150,000
Deferred tax liability	5,029	5,029
Deferred credits and other liabilities	75,217	77,604
Commitments and contingencies
Redeemable preferred stock	104,137	99,866
Stockholders’ equity:
Common stock, $.01 par value(shares authorized 20,000,000; shares issued and outstanding 2,828,460)	28	28
Additional paid-in capital	136,903	141,174
Accumulated deficit	(239,671)	(232,542)
Accumulated other comprehensive income	17,253	17,253

Total stockholders’ deficiency in assets	(85,487)	(74,087)

Total liabilities and stockholders’ deficiency in assets	$287,225	$306,444

The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in Thousands)

	Three months ended March 31,
		2007 (As
	2008	Restated)
Cash flows from operating activities:
Net income (loss)	$(7,129)	$2,669
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense	10	—
Depreciation and amortization	2,635	2,729
Interest amortization	279	100
Unearned income amortization	(2,125)	—
Gain on disposal of property, plant and equipment	—	(182)
Other	—	10
Change in assets/liabilities:
Accounts receivable	72,264	17,966
Inventories	14,900	4,255
Prepaid expenses	1,102	1,118
Other assets	(164)	2,181
Accounts payable	(4,303)	(13,405)
Accrued liabilities	(4,905)	(3,581)
Other liabilities	(251)	(5,224)

Net cash provided by operating activities	72,313	8,636

Cash flows used in investing activities:
Capital expenditures for property, plant and equipment	(2,037)	(2,248)
Increase in restricted cash	—	(44,146)
Net proceeds from the sale of property, plant and equipment	—	182

Net cash used in investing activities	(2,037)	(46,212)

Cash flows provided by financing activities:
Repayment of Old Secured Notes	—	(57,994)
Proceeds from the issuance of Secured Notes	—	150,000
Debt issuance costs	—	(6,778)

Net cash provided by financing activities	—	85,228

Net increase in cash and cash equivalents	70,276	47,652
Cash and cash equivalents — beginning of year	100,183	20,690

Cash and cash equivalents — end of period	$170,459	$68,342

Supplemental disclosures of cash flow information:
Interest paid	$(128)	$(2,501)
Interest received	1,326	76
Cash paid for income taxes	404	299
The accompanying notes are an integral part of the condensed consolidated financial statements.

Summary Historical Consolidated Financial Data
     The following table sets forth our summary historical consolidated financial data as of the dates and for the periods indicated. The historical consolidated statement of operations and statement of cash flow data for the quarter ended March 31, 2008 and 2007 are derived from, and are qualified in their entirety by, the historical consolidated financial statements included in Sterling’s Form 10-Q for the quarter ended March 31, 2008. Historical results are not necessarily indicative of the results to be expected in the future.
     The following summary and financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Sterling’s consolidated financial statements and related notes appearing in our Form 10-Q for the quarter ended March 31, 2008. In the following tables (including the footnotes thereto), dollars are in thousands.

	Three months ended March 31,
		2007
	2008	(As Restated)
Statement of Operations Data:
Revenues	$38,199	$32,715
Cost of goods sold	33,799	27,088

Gross profit	4,400	5,627
Selling, general and administrative expenses	2,418	2,298
Interest and debt related expenses	4,213	3,461
Interest income	(1,326)	(76)

Loss from continuing operations before income tax	$(905)	$(56)
Provision for income taxes	—	—

Loss from continuing operations	$(905)	$(56)
Income (loss) from discontinued operations, net of tax	(6,224)	2,725

Net income (loss)	$(7,129)	$2,669

Other Financial Data:
Adjusted EBITDA(1)	$4,310	$5,417

(1)	Adjusted EBITDA presented in this table is a measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
     The following table reconciles our Adjusted EBITDA to net income (loss):

	Reconciliation of Net Income
	(Loss) to Adjusted EBITDA
	Three months ended March 31,
	2008	2007
Net income (loss)	$(7,129)	$2,669
Plus:
Interest and debt-related expense, net	4,213	3,461
Interest income	(1,326)	(76)
Income (loss) from discontinued operations, net of tax	6,224	(2,725)
Depreciation and amortization	2,635	2,729
Depreciation and amortization for discontinued operations	(307)	(641)
Provision for income taxes	—	—

Adjusted EBITDA	$4,310	$5,417

	Segment Adjusted EBITDA
	Three months ended March 31,
	2008	2007
Segment adjusted EBITDA:
Acetic acid	$3,615	$6,590
Plasticizers	1,899	471
Other (1)	(1,204)	(1,644)

Total adjusted EBITDA	$4,310	$5,417

(1)	Other includes various unallocated corporate charges and credits.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
     In evaluating our business, we use Adjusted EBITDA as supplemental measures of our operating performance. We define Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net (iii) income tax provision, (iv) impairments and (v) discontinued operations that we do not consider reflective of our ongoing operations. Because Adjusted EBITDA facilitates comparisons of our historical financial position and operating performance on a more consistent basis, we use this measure for business planning and analysis purposes and in evaluating acquisition opportunities. In addition, we regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using Adjusted EBITDA.
     We believe that Adjusted EBITDA allows for meaningful company-to-company performance comparisons by adjusting for factors such as interest expense, depreciation and amortization and taxes, which often vary from company to company. We also believe that Adjusted EBITDA is a useful tool for measuring our ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA is also used as a metric for employee bonus plans.
     Adjusted EBITDA is used as supplemental financial measurements in the evaluation of our business and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements. Adjusted EBITDA is not defined under generally accepted accounting principles. Accordingly, you should not assume that the Adjusted EBITDA amount shown in this Current Report on Form 8-K is comparable to Adjusted EBITDA amounts disclosed by other companies.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments described below, and that Adjusted EBITDA excludes expenses that we may incur in the future on a recurring basis. Our presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by expenses that are unusual, non-routine or non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect our cash payments for capital expenditures;

•	it does not reflect changes in, or cash requirements for, our working capital requirements;

•	it does not reflect our significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	it does not reflect tax expenses, and because the payment of taxes is a necessary part of our operations, tax expense is a necessary element of our costs and ability to operate;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect the cost or cash requirements for such replacements; and

•	other companies, including other companies in our industry, may calculate this measure differently than Sterling does, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a substitute for our net income as reported under GAAP, or as a measure of discretionary cash available for us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying on our GAAP results in addition to Adjusted EBITDA. For more information, see our consolidated financial statements and the notes to those statements included in our Form 10-Q for the quarter ended March 31, 2008.